Exhibit 99.1

News Release

Contacts:	Joseph B. Bower, Jr. President and CEO CNB Financial Corporation (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION COMPLETES ACQUISITION OF BANK OF AKRON

Expands BankOnBuffalo’s Market Area

Clearfield, Pennsylvania – July 20, 2020 - CNB Financial Corporation (NASDAQ: CCNE), the parent company of CNB Bank, today announced that it has completed its acquisition of Bank of Akron (OTC: BARK), a state bank in Akron, NY. Under the terms of the merger agreement, Bank of Akron has merged with and into CNB Bank, with CNB Bank as the surviving institution. Banking offices of Bank of Akron will operate under the trade name BankOnBuffalo, a division of CNB Bank.

On a proforma basis and excluding the impact of purchase accounting, as of June 30, 2020, the combined company has approximately $4.9 billion in total assets and 45 full-service banking offices, located in central and western Pennsylvania, northeast and central Ohio, and western New York.

“We are excited to have completed this transaction on schedule and to partner with such a high performing bank,” announced Joseph B. Bower, Jr., President and CEO of CNB Financial Corporation. “We welcome our new team members from the Bank of Akron and we look forward to working side by side with them, in continuing to build a successful franchise with the BankOnBuffalo division.”

Under the terms of the merger agreement, Bank of Akron shareholders will receive either a fixed exchange of 6.6729 shares of CNB common stock for each share of Bank of Akron common stock or $215.00 per share in cash, subject to proration procedures whereby at least 75% of the consideration to be paid will be in the form of CNB common stock.

Griffin Financial Group, LLC acted as financial advisor to CNB Financial Corporation, and Hogan Lovells US LLP acted as legal counsel. Bank of Akron was advised by Piper Sandler & Co. and its legal counsel was Hodgson Russ, LLP.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $4.9 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, and 45 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio, with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York, with offices in northern New York. CNB Bank is headquartered in Clearfield, Pennsylvania, with offices in central and north central Pennsylvania. Additional information about CNB Financial Corporation may be found at www.CNBBank.bank.

Forward-Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) costs or difficulties related to the integration of Bank of Akron following the merger; (2) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (3) changes in general business, industry or economic conditions or competition; (4) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (5) adverse changes or conditions in the capital and financial markets; (6) the duration, scope and impact of epidemics and/or other pandemics, including the current coronavirus, or COVID-19, pandemic, and the pace of recovery when such epidemics and/or pandemics subside, (7) changes in interest rates; (8) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the merger; (9) changes in the quality or composition of our loan and investment portfolios; (10) adequacy of loan loss reserves; (11) increased competition; (12) loss of certain key officers; (13) deposit attrition; (14) rapidly changing technology; (15) unanticipated regulatory or judicial proceedings and liabilities and other costs; (16) changes in the cost of funds, demand for loan products or demand for financial services; and (17) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and CNB Financial Corporation undertakes no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by CNB Financial Corporation with the SEC, including CNB Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.